EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                                     CSP INC.

                                    ARTICLE I

                            ARTICLES OF ORGANIZATION


    The name, location of principal office, and purposes of the corporation shall be as set forth in the Articles of Organization; and these By-Laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization; and the Articles of Organization are hereby made a part of these By-Laws.

    All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the corporation as from time to time amended.

                                   ARTICLE II

                                  STOCKHOLDERS

1.       Annual Meeting.

    The annual meeting of the stockholders shall be held at 10:00 a.m. on the second Tuesday of December in each year, if it be not a legal holiday, and if it be a legal holiday, then at the same hour on the next succeeding day not a legal holiday (the "Specified Annual Meeting Date"). Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President or the Directors. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for special stockholders' meetings.

2.       Special Meetings.

    (a) Except as provided in subsection (b) of this paragraph 2, a special meeting of stockholders may be called at any time by the President or by the Directors, and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer, upon written application of one or more stockholders who hold at least 10% in interest of the Capital Stock entitled to vote thereat. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

    (b) While a class of voting stock of the corporation is registered under the Securities Exchange Act of 1934, as amended, a special meeting of the stockholders may be called at any time by the President or by the Directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the Capital Stock entitled to vote thereat. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

3.       Place of Meetings.

    All meetings of stockholders shall be held in Massachusetts either at the principal office of the corporation or at such other place as may be fixed by the Directors for annual meetings or as may be stated in the call for a special meeting or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the Directors, provided, however, that special meetings called upon shareholders' applications shall be held in the same county as the principal office of the corporation, unless some other meeting place in Massachusetts specified in the application shall be approved by the Directors.

4.       Notice of Meetings.

    A written notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by the Clerk, at least seven (7) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who by law, by the Articles of Organization or by the By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In case of the death, absence, incapacity or refusal of the Clerk, such notice may be given by any other officer or by a person designated either by the Clerk or by the person or persons calling the meeting or by the Board of Directors. No such notice need be given to any stockholder, if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney, thereunto authorized, is filed with the records of the meeting.

5.       Notice of Stockholder Business at a Meeting of the Stockholders.

    The following provisions of this paragraph 5 shall apply to the conduct of business at any meeting of the stockholders. (As used in this paragraph 5, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

    (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who (x) is a stockholder of record at the time of giving of the notice provided for in subparagraph (b) of this paragraph 5, (y) is entitled to vote at such meeting and (z) complies with the notice procedures set forth in subparagraph (b) of this paragraph 5.

    (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of subparagraph (a) of this paragraph 5, the stockholder must give timely and sufficient notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation (i) in the case of an annual meeting (or a special meeting in lieu of the annual meeting), not less than ninety (90) days prior to the date for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Annual Meeting Date, and if less than one hundred (100) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. To be sufficient, a stockholder's notice to the Clerk must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business, and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

    (c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Paragraph 5. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed by these By-Laws, and if the person presiding should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this paragraph 5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended from time to time (or any successor law), and the rules and regulations thereunder with respect to the matters set forth in this paragraph 5.

    (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

6.       Quorum.

    At any meeting of stockholders, a majority in interest of all stock issued, outstanding and entitled to vote upon a question to be considered at such meeting shall constitute a quorum, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice; for the consideration of such question, except that, if two or more classes of stock are outstanding and entitled to vote upon such question as separate classes, then in the case of each such class, a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote upon such question.

7.       Voting and Proxies.

    Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

8.       Action at Meeting.

    When a quorum is present at any meeting, a majority in interest of the stock present or represented and entitled to vote on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority in interest of the stock of that class present or represented and entitled to vote on a matter) shall decide any matter to be voted on by the stockholders, except where a larger vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders present or represented at the meeting and entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election The corporation shall not directly or indirectly vote any share of its stock.

9.       Action without Meeting.

    Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III

                                    DIRECTORS

1.       Powers.

    The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued Capital Stock of the corporation from time to time authorized under the Articles of Organization and any amendment thereto and may determine, subject to any requirement of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.       Election and Enlargement of Board.

         (a) The number of Directors shall be determined by majority vote of the Board of Directors; provided, however, that there shall not be fewer than three Directors; and provided, further, that in the absence of affirmative determination, the number of Directors shall be the same as the number last previously determined. The Board of Directors shall be elected by the stockholders at the annual meeting or at any meeting held in place thereof as hereinbefore provided. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

    (b) Notwithstanding the foregoing, so long as this corporation is a registered corporation (as that term is defined in paragraph (e) of Section 50A of Chapter 156B of the General Laws of Massachusetts) to which the provisions of paragraph (a) of said Section 50A apply, the Directors of this corporation shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, the term of office of those of the first class (Class I Directors) to continue until the first annual meeting following the date (the "Effective Date") this corporation becomes subject to paragraph (a) of said Section 50A and until their successors are duly elected and qualified, the term of office of those of the second class (Class II Directors) to continue until the second annual meeting following the Effective Date and until their successors are duly elected and qualified, and the term of those of the third class (Class III Directors) to continue until the third annual meeting following the Effective Date and until their successors are duly elected and qualified; and, thereafter, at each annual meeting of this corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified. In case the Board of Directors shall be enlarged at any time, the Directors then in office, by majority vote, shall designate the class of director to which the person who is elected to fill the vacancy created by the enlargement shall serve.

3.       Vacancies.

    Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the Directors.

4.       Nomination of Directors.

    The following provisions of this paragraph 4 shall apply to the nomination of persons for election to the Board of Directors.

    (a) Nominations of persons for election to the Board of Directors of the corporation may be made (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the Corporation who (x) is a stockholder of record at the time of giving of notice provided for in subparagraph (b) of this paragraph 4, (y) is entitled to vote for the election of Directors at the meeting and (z) complies with the notice procedures set forth in subparagraph (b) of this paragraph 4.

    (b) Nominations by stockholders shall be made pursuant to timely and sufficient notice in writing to the Clerk of the corporation. To be timely, a stockholder's notice shall be received at the principal executive offices of the corporation (i) in the case of an annual meeting (or a special meeting in lieu of the annual meeting), not less than ninety (90) days prior to the date for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Annual Meeting Date, and if less than one hundred (100) days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth
(10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. To be sufficient, such stockholder's notice must set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to the stockholder giving the notice,
(1) the name and address, as they appear on the corporation's books, of such stockholder and (2) the class and number of shares of the corporation which are beneficially owned by such stockholder and also the class and number which are owned of record by such stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications and eligibility of such proposed nominee as a Director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

    (c) No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph
4. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the person presiding should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this paragraph 4, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended from time to time (or any successor law), and the rules and regulations thereunder with respect to the matters set forth in this By-Law. The provisions of this paragraph 4 shall not be construed as implying any right to elect persons to the Board of Directors at a special meeting, other than any right that be otherwise be granted under applicable law, the articles of incorporation of the corporation or elsewhere under these By-Laws.

5.       Tenure.

    Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of stockholders or the special meeting held in place thereof and thereafter until their successors are chosen and qualified.

6.       Meetings.

    Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in place thereof, following such meeting of stockholders.

    Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.

7.       Notice of Meetings.

    Notice of all special meetings of the Directors shall be given to each Director by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his usual or last known business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to either such address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

8.       Quorum.

    At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

9.       Action at Meeting.

    At any meeting of the Directors at which a quorum is present the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide any question brought before such meeting.

10.      Action by Consent.

    Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

11.      Committees

    The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by Section 55 of Chapter 156B of the General Laws of Massachusetts, as amended, or by any other provision of law or by the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

                                   ARTICLE IV

                                    OFFICERS

1.       Enumeration.

    The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary as the incorporators at their initial meeting or the directors from time to time may elect or appoint. The Directors may appoint either the Chairman of the Board, if any, or the President to be chief executive officer of the Corporation. In the absence of such appointment, the President shall be chief executive officer. The chief executive officer shall preside at all meetings of stockholders.

2.       Election.

    The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other time.

3.       Vacancies.

    If any office becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may choose a successor or successors, who shall hold office for the unexpired term, except as otherwise provided by law, by the Articles of Organization or by these By-Laws.

4.       Qualification.

    The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless the corporation shall have appointed a resident agent. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

5.       Tenure.

    Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders or the special meeting held in place thereof, and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them.

6.       President and Vice President.

    The President shall, subject to the direction of the Directors (and, if the chairman of the Board is the chief executive officer, subject also to the direction of the Chairman of the Board), have general supervision and control of its business. He shall preside, when present and if he is the chief executive officer, at all meetings of stockholders and, unless otherwise provided by the Directors, at all meetings of the Directors.

    Any Vice President shall have such powers as the Directors may from time to time designate.

7.       Treasurer and Assistant Treasurers.

    The Treasurer shall, subject to the direction and under the supervision of the Directors have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, and other obligations for the payment of money payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation. If required by the board of directors, he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the Directors shall require.

    Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

8.       Clerk and Assistant Clerk.

    The Clerk shall keep an attested copy of the Articles of Organization and the Articles of Amendment thereto, and of these By-Laws, with a reference on the margin of said By-Laws to all amendments thereof, all of which documents and books shall be kept at the principal office of the corporation or at the office of the Clerk. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

    In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.

    Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

9.       Secretary and Assistant Secretaries.

    If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

    Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

10.      Other Powers and Duties.

    Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                    ARTICLE V

                            RESIGNATIONS AND REMOVALS

    Any Director or officer may resign at any time by delivering his resignation in writing to the President, the Treasurer or the Clerk or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A Director (including persons elected by Directors to fill vacancies in the Board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the Directors then in office. The Directors may remove any officer elected by them with or without cause by the vote of a majority of the Directors then in office. A Director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No Director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no Director or officer removed, shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the Directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                                   ARTICLE VI

                                  CAPITAL STOCK

1.       Amount Authorized.

    The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be as fixed in the Articles of Organization, as amended from time to time.

2.       Certificates of Stock.

    Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

    Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

3.       Transfers.

    Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

    It shall be the duty of each stockholder to notify the corporation of his post office address.

4.       Record Date.

    The Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

5.       Replacement of Certificates.

    In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

1.       Fiscal Year.

    Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall end on the last Friday of August in each year.

 2.      Seal.

    The seal of the corporation shall, subject to alteration by the Directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization cut or engraved thereon.


3.       Execution of Instruments.

    All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4.       Voting of Securities.

    Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.       Inspection of Corporate Records.

    The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, containing the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

6.       Indemnification.

    The corporation shall, to the extent legally permissible, indemnify each of its Directors and Officers (including persons who serve at its request as Directors, Officers, or Trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director or Officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director or Officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involved such indemnification, (a) by a disinterested majority of the Directors then in office; or (b) by a majority of the disinterested Directors then in office or, if there are no disinterested Directors then in office, by a majority of the Directors then in office, provided in either case that there has been obtained an opinion in writing of independent legal counsel appointed by a majority of such disinterested Directors or a majority of the Directors, as the case may be, to the effect that the indemnification of such Director or Officer is not prohibited by law; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or Officer. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director or Officer may be entitled. As used in this paragraph, the terms 'Director' and 'Officer' include their respective heirs, executors and administrators, and an 'interested' Director or Officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than Directors and Officers may be entitled by contract or otherwise under law.

7.       Amendments.

    These By-Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which changes the date of the annual meeting of stockholders or which alters the provisions of these By-Laws with respect to removal of Directors or the election of committees by Directors and delegation of powers thereto, or amendment of these By-Laws. No change in the date of the annual meeting may be made within sixty (60) days before the date fixed in these By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

 8.      Provisions Relative to Transactions With Interested Persons.

    The corporation may enter into contracts and transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, stockholders partners or otherwise interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interest of the corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the corporation upon such contract or transaction. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.

9.       Optional Redemption of Shares Acquired in Control Share Acquisitions

    The corporation is authorized pursuant to Chapter 110D of the Massachusetts General Laws to redeem, at the option of the corporation but without requiring the agreement of the person who has made a control share acquisition, all but not less than all shares acquired in such control share acquisition from such person for the fair value of such shares if:

         (i)      no control share acquisition statement has been  delivered; or

         (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with the provisions of section five of said Chapter 110D.

    Notice of such redemption shall be given by the corporation not later than sixty days after the date on which the stockholders of the corporation voted not to authorize voting rights for the shares to be redeemed, or if no control share acquisition statement has been delivered prior to the date on which notice of redemption is given by the corporation, not later than sixty days after the first date on which the Board of Directors of the corporation has actual knowledge of such control share acquisition.

    For purposes of this provision, fair value shall be determined as of the date on which stockholders of the corporation voted not to authorize voting rights for the shares to be redeemed, or, if no control share acquisition statement is delivered, as of the date on which the corporation determines to make a redemption under this provision. Such value shall be determined in accordance with procedures adopted by the corporation and without regard to the effect of the denial of voting rights under the provisions of section five of said Chapter 110D.


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As amended March 21, 1995